Exhibit 21
SUBSIDIARIES OF NISOURCE
as of December 31, 2024

Segment/Subsidiary GAS DISTRIBUTION OPERATIONS	State of Incorporation
Bay State Gas Company	Massachusetts
Columbia Gas of Kentucky, Inc.	Kentucky
Columbia Gas of Maryland, Inc.	Delaware
Columbia Gas of Ohio, Inc.	Ohio
Columbia Gas of Pennsylvania, Inc.	Pennsylvania
Columbia Gas of Virginia, Inc.	Virginia
NiSource Gas Distribution Group, Inc.	Delaware

ELECTRIC OPERATIONS
Dunn's Bridge I Solar Generation LLC	Delaware
Dunns Bridge Solar Center, LLC	Delaware
Fairbanks Solar Generation LLC	Delaware
Gibson Solar Generation LLC	Delaware
Indiana Crossroads Solar Generation LLC	Delaware
Indiana Crossroads Wind Farm LLC	Delaware
Indiana Crossroads Wind Generation LLC	Delaware
Meadow Lake Solar Park LLC	Delaware
Northern Indiana Public Service Company LLC*	Indiana
RoseWater Wind Farm LLC	Delaware
RoseWater Wind Generation LLC	Delaware

CORPORATE AND OTHER OPERATIONS
Columbia Gas of Ohio Receivables Corporation	Delaware
Columbia Gas of Pennsylvania Receivables Corporation	Delaware
Lake Erie Land Company	Indiana
NIPSCO Accounts Receivable Corporation	Indiana
NIPSCO Generation LLC	Indiana
NIPSCO Holdings I LLC	Indiana
NIPSCO Holdings II LLC	Delaware
NiSource Corporate Group, LLC	Delaware
NiSource Corporate Services Company	Delaware
NiSource Development Company, Inc.	Indiana
NiSource Energy Technologies, Inc.	Indiana
NiSource Insurance Corporation, Inc.	Utah
* Both Gas Distribution Operations and Electric Operations